As Filed With the Securities and Exchange Commission on February 9, 2009
Registration No. 333-37440

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-37440
UNDER
THE SECURITIES ACT OF 1933

HealthStream, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	62-1443555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450
Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

HEALTHSTREAM, INC. 1994 EMPLOYEE STOCK OPTION PLAN
HEALTHSTREAM, INC. 2000 STOCK INCENTIVE PLAN
HEALTHSTREAM, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)
Robert A. Frist, Jr.
209 10th Avenue South, Suite 450
Nashville, Tennessee 37203
(Name and address of agent for service)
(615) 301-3100
(Telephone number, including area code, of agent for service)
With a copy to:
J. Page Davidson
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES
     HealthStream, Inc. (the “Registrant”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 2 in connection with the Form S-8 Registration Statement File No. 333-37440, filed with the SEC on May 19, 2000 (the “Registration Statement”), as amended by that certain Post-Effective Amendment No. 1 filed on May 23, 2000 (the “Amendment”). This Post-Effective Amendment to the Registration Statement is being filed solely to deregister the 532,981 shares of the Registrant’s common stock, no par value per share, previously registered under the Registration Statement and the Amendment for issuance pursuant to the HealthStream, Inc. Employee Stock Purchase Plan that remain unsold and unissued. This Post-Effective Amendment does not affect the registration of securities registered for issuance pursuant to the HealthStream, Inc. 1994 Employee Stock Option Plan or the HealthStream, Inc. 2000 Stock Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 9th day of February, 2009.

HEALTHSTREAM, INC.
By:	/s/ Gerard M. Hayden, Jr.
Gerard M. Hayden, Jr.
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated below.

Signature	Title	Date

/s/ Robert A. Frist, Jr. Robert A. Frist, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 9, 2009
/s/ Gerard M. Hayden, Jr. Gerard M. Hayden, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2009
Frank E. Gordon	Director
* Jeffrey L. McLaren	Director	February 9, 2009
* Thompson S. Dent	Director	February 9, 2009
* James F. Daniell, M.D.	Director	February 9, 2009
* William W. Stead, M.D.	Director	February 9, 2009
Linda Rebrovick	Director
Michael Shmerling	Director
Dale W. Polley	Director

By:	* /s/ Robert A. Frist, Jr.
Robert A. Frist, Jr.
Attorney-in-Fact

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